UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
May 17, 2005

El Paso Electric Company
(Exact Name of Registrant as Specified in Charter)

Texas	0-296	74-0607870
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

Stanton Tower, 100 North Stanton, El Paso, Texas		79901
(Address of principal executive offices)		(Zip Code)

(915) 543-5711
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On May 17, 2005, El Paso Electric Company (the “Company") closed its issuance and sale of $400,000,000 aggregate principal amount of its 6% Senior Notes due May 15, 2035 (the “Debt Securities”) pursuant to a Terms Agreement dated May 11, 2005, which incorporates the provisions of the Underwriting Agreement attached thereto collectively, (the “Terms Agreement”) between the Company and Credit Suisse First Boston LLC, as Underwriter. The Debt Securities were issued pursuant to the Indenture dated as of May 1, 2005 between the Company and JPMorgan Chase Bank, National Association, as Trustee (the “Indenture”). The terms and conditions of the Debt Securities are contained in the Securities Resolution of the Pricing Committee of the Board of Directors of the Company, effective as of May 17, 2005, to which a form of the global note representing the Debt Securities is attached (the “Securities Resolution”). The offering of the Debt Securities has been registered under the Securities Act of 1933 (the “Act”) pursuant to a Registration Statement on Form S-3 (Reg. No. 333-123646) (the “Registration Statement”) filed with the Securities and Exchange Commission under the Act, which was declared effective on May 5, 2005. Copies of the Terms Agreement, the Indenture, the Securities Resolution, the opinion of Clark, Thomas & Winters, a Professional Corporation regarding the validity of the Debt Securities and the opinion of Davis Polk & Wardwell regarding the validity of the Debt Securities, are attached hereto as Exhibits 1.1, 4.1, 4.2, 5.1 and 5.2, respectively.

On May 17, 2005, the Company accepted for payment and purchase an aggregate of $117,117,000 of its 8.90% Series D First Mortgage Bonds due February 1, 2006 (the “Series D Bonds”) and an aggregate of $150,213,000 of its 9.40% Series E First Mortgage Bonds due May 1, 2011 and first callable on February 1, 2006 (the “Series E Bonds”, and together with the Series D Bonds, the “Bonds”) which had been tendered pursuant to the terms of the Company’s Offer to Purchase dated May 5, 2005, by 5:00 p.m., New York City time on May 16, 2005. Pursuant to the terms of the Offer to Purchase, the Company has agreed to accept all of its Series D Bonds, of which $58,690,000 remain outstanding, and its Series E Bonds, of which $33,342,000 remain outstanding, which are tendered by 11:59 p.m., New York City time, on June 2, 2005 (the “Expiration Date”). The Company previously announced its intention to exercise its right to defease, pursuant to the General Mortgage Indenture and Deed of Trust dated as of February 1, 1996 under which the Bonds are issued, any Bonds not tendered by the Expiration Date. Such defeasance is intended to occur promptly following the final settlement date for Bonds tendered prior to the Expiration Date. The defeasance will be a taxable transaction for U.S. federal income tax purposes. Holders of Bonds who do not tender their Bonds pursuant to the offer will generally recognize gain, if any, for U.S. federal income tax purposes upon the defeasance even though such holders will receive no cash payment as a result of the defeasance.

Item 9.01 Financial Statements and Exhibits.

      (c) Exhibits

Exhibit No.	Description

1.1	Terms Agreement, dated May 11, 2005, which incorporates the provisions of the Underwriting Agreement attached thereto

4.1	Indenture, dated as of May 1, 2005

4.2	Securities Resolution, effective as of May 17, 2005

5.1	Opinion of Clark, Thomas & Winters, a Professional Corporation

5.2	Opinion of Davis Polk & Wardwell

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EL PASO ELECTRIC COMPANY

May 19, 2005	By:	/s/ Kerry B. Lore

		Name:	Kerry B. Lore
		Title:	Vice President of Administration

EXHIBIT INDEX

Exhibit No.	Description

1.1	Terms Agreement, dated May 11, 2005, which incorporates the provisions of the Underwriting Agreement

4.1	Indenture, dated as of May 1, 2005

4.2	Securities Resolution, effective as of May 17, 2005

5.1	Opinion of Clark, Thomas & Winters, a Professional Corporation

5.2	Opinion of Davis Polk & Wardwell